December 18, 2003

US Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn:  Document Control

Re:    Depositary Shares Evidenced by American
Depositary Receipts for Ordinary Shares of the par value of HK$1.00 each of Jinhui Holdings
Company Limited
F-6 File No. 33-81060


Dear Sir/Madam:

Pursuant to Rule 424(b) (3) under the Securities Act of 1933, as amended, on behalf of The Bank of New
York, as depositary for securities against which American Depositary Receipts are to be issued, this filing includes a revised form of prospectus (the
"Prospectus") for Jinhui Holdings Company Limited.
As required by Rule 424(e), the upper right hand corner of the cover page of the Prospectus has a reference to Rule 424(b)(3) and to the file numbers of the registration statements to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the form F-6 Registration Statement, the Prospectus consists of the form of the ADR certificate for Jinhui Holdings Company Limited.

As a result of the Ordinary Share Consolidation of 10 existing Shares into 1 Consolidated Share of Jinhui
Holdings Company Limited, the Prospectus has been revised to include an overstamp which states:

"Effective December 18, 2003
the par value has changed from HK$0.10 to HK$1.00"

Please be advised of the following ADR trading particulars remain the same:

       Name:	Jinhui Holdings Company
Limited
    Symbol:	JHUHY
	CUSIP:	     477589105

Please contact me with any questions or comments.


	Sincerely,




	/s/ Andres Estay

	Assistant Vice President

	Tel. # (212) 815-4271

	Fax #: (212) 571-3050